                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



Date of Report (Date of earliest event reported):  July 30, 1997


                          NEUROMEDICAL SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


     Delaware                    0-26984                     13-3526980
   (State or other          (Commission File No.)       (I.R.S. Employer
   jurisdiction                                         Identification No.)
   of incorporation)

        Two Executive Boulevard, Suite 306                   10901-4164
            Suffern, New York                                (Zip Code)
         (Address of principal executive offices)

Registrant's telephone number, including area code: (914) 368-3600

ITEM 5.
-------

NEUROMEDICAL SYSTEMS, INC.
1997 SECOND QUARTER AND SIX MONTHS FINANCIAL RESULTS

          Neuromedical Systems, Inc. today announced second quarter and six month financial results for the period ended June 30, 1997. The Company also announced that it received approval from the United States Food and Drug Administration (FDA) of a Pre-Market Approval (PMA) Supplement covering the use of its second generation PAPNET(R) Review Station, Review II. In addition, the Company announced that it was establishing a Pathology Advisory Board consisting of leading pathologists to advise the Company on medical communications, product development and clinical trials, and that it had formed a dedicated Laboratory Support Group to better serve its laboratory customers.

          Revenues for the second quarter were $2,230,000, an increase of 119% from $1,017,000 reported in the second quarter of 1996. During the second quarter of 1997, 62% of the Company's revenue was derived from the United States, with the balance coming from Western Europe, Australia and the greater China market (including Hong Kong, the Peoples Republic of China and Taiwan). Net loss for the quarter was $8,769,000, or $.28 per share, compared to a net loss of $7,378,000, or $.25 per share, for the second quarter of 1996.

          Revenues for the six months period ended June 30, 1997 were $3,881,000, an increase of 133% from $1,668,000 reported for the first six months of 1996. The net loss for the six months of 1997 was $18,494,000, or $.60 per share, compared to a net loss of $14,225,000, or $.49 per share, for the same period of 1996.

          During the second quarter, the Company received approval by the Food and Drug Administration (FDA) for a PMA Supplement covering the use of a new MS Windows(R)-based Review Station for use with the PAPNET Testing System. Review II uses CD/ROM technology for faster retrieval of PAPNET images and has an on-board database for tracking PAPNET reviewed cases. Review II also has an interface with a motorized stage, allowing the cytotechnologist to cut down the amount of time it now takes to locate the suspicious cells detected by the PAPNET Testing System on the Pap smear slide. The new Review Station, being a Windows-based system, offers connection to existing laboratory systems. Review II is available for immediate delivery to customers.

          The Company also announced that it is establishing an advisory board of leading pathologists to advise the Company on medical communications, product development and clinical trials. The role of the Pathology Advisory Board will be to focus on building advocacy within the professional communities and to advise the Company on product development and clinical trials.

          In addition, NSI has formed a Laboratory Support Group to focus and improve customer support and service. The Laboratory Support Group includes cytotechnologists to work with the laboratory professionals directly performing the PAPNET test, and engineers to help laboratories integrate PAPNET testing into their routine flow of work.

          The Company also announced that it intends to seek approval of the PAPNET Testing System as an integrated primary screening device in the United States. In certain overseas markets, the PAPNET Testing System has already been used effectively on a commercial basis as an integrated primary screener, and several peer-reviewed scientific articles have supported use of the PAPNET system in that mode.

          During the second quarter, NSI received smears directly from 138 laboratories in the United States. This represents an increase of 10 direct laboratory customers over the first quarter of 1997. (In addition, there are approximately 120 laboratories that can refer smears for PAPNET testing if requested by their customers.) NSI also continued to expand its international laboratory customer base. During the quarter, the Company received smears for PAPNET(R) testing from 48 laboratories in Europe and 11 laboratories in Australia. In Asia, the Company continued to expand its business in Hong Kong and mainland China through the acquisition in June 1997 of New System International, Ltd. During the quarter, the Company received slide processing revenue from 47 laboratories and hospitals in Hong Kong, Taiwan and mainland China.

                             Safe Harbor Statement
                             ---------------------

          Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which reflect the Company's current views with respect to further events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. For information regarding these risks and uncertainties, see the Cautionary Statements set forth in the Company's Securities and Exchange Commission fillings, including its Annual Report on Form 10-K for the year ended 1996 and Exhibit 99.1 attached thereto. The words "believe", "expect", "anticipate", and similar expressions identify forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      ###

                          NEUROMEDICAL SYSTEMS, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                JUNE 30,        DECEMBER 31,
                             --------------  ------------------
                                 1997              1996
                             --------------  ------------------
                              (unaudited)

ASSETS
  Cash and marketable
    securities                $ 62,132,000       $ 83,391,000
  Other current assets           3,386,000          3,185,000
  Property, plant and
    equipment, net              16,792,000         16,388,000
  Other assets                   2,319,000          1,240,000
                              ------------       ------------

     Total Assets             $ 84,629,000       $104,204,000
                              ============       ============

LIABILITIES AND
STOCKHOLDERS' EQUITY
  Current liabilities         $  9,886,000       $  9,510,000
  Other liabilities              9,612,000         11,166,000
  Stockholders' equity          65,131,000         83,528,000
                              ------------       ------------
     Total Liabilities and
       Stockholders' Equity   $ 84,629,000       $104,204,000
                              ============       ============



                          NEUROMEDICAL SYSTEMS, INC.
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (unaudited)

                                    THREE MONTHS ENDED                         SIX MONTHS ENDED
                                         JUNE 30,                                  JUNE 30,
                             ----------------------------------        ----------------------------------
                                 1997              1996                    1997              1996
                             --------------  ------------------        --------------  ------------------
REVENUES                      $  2,230,000       $  1,017,000           $  3,881,000       $  1,668,000
                              ------------       ------------           ------------       ------------

COSTS AND EXPENSES
  Cost of sales                  2,659,000          1,933,000              5,252,000          3,624,000
  Marketing                      4,833,000          3,856,000             10,311,000          7,373,000
  Research and development       2,041,000          1,529,000              3,989,000          3,079,000
  General and administrative     2,058,000          1,815,000              3,998,000          3,556,000
                              ------------       ------------           ------------       ------------

     Total Costs and Expenses   11,591,000          9,133,000             23,550,000         17,632,000
                              ------------       ------------           ------------       ------------

    Other income (expense),
      net                          592,000            738,000              1,175,000          1,739,000
                              ------------       ------------           ------------       ------------

NET LOSS                      $ (8,769,000)      $ (7,378,000)          $(18,494,000)      $(14,225,000)
                              ============       ============           ============       ============

NET LOSS PER SHARE            $      (0.28)      $      (0.25)          $      (0.60)      $      (0.49)
                              ============       ============           ============       ============

WEIGHTED AVERAGE
  SHARES OUTSTANDING            30,916,000         29,089,000             30,871,000         28,949,000
                              ============       ============           ============       ============

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in Suffern, New York on this 30th` day of July, 1997.

                                        NEUROMEDICAL SYSTEMS, INC.


                                        By: /s/ David Duncan, Jr.
                                            ---------------------
                                            David Duncan, Jr.
                                            Vice President, Finance and
                                            Administration and
                                            Chief Financial Officer

                                      -5-